UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 1 to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 24, 2009

PHARMATHENE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Place, Suite 450, Annapolis, Maryland		21401
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (410) 269-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The information in this Amendment No. 1 to PharmAthene, Inc.’s current report on Form 8-K amends the Form 8-K previously filed with the Securities and Exchange Commission on July 30, 2009 to include the exhibits attached hereto.

Item 9.01.               Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Description

4.9	Form of 10% Unsecured Senior Convertible Note*

4.10	Form of Warrant To Purchase Common Stock*

10.50

Form of Note and Warrant Purchase Agreement, dated as of July 24, 2009 by and among PharmAthene, Inc. and the investors signatories thereto, as amended by Amendment No. 1 to Note and Warrant Purchase Agreement, dated as of July 26, 2009 and Amendment No. 2 to Note and Warrant Purchase Agreement, dated as of July 28, 2009

10.51	Form of Registration Rights Agreement, dated as of July 26, 2009 by and among PharmAthene, Inc. and the investors signatories thereto

*  The Notes issued to one group of investors in the aggregate principal amount of $7,000,000, and the related Warrants, each contain a provision limiting the number of shares of common stock issuable upon conversion of the Note or exercise of the Warrant by the investor to a number such that, following such conversion or exercise, the total number of shares beneficially owned by such investor and its affiliates would not exceed 9.999% of PharmAthene, Inc.'s outstanding shares of common stock.  Such Notes and Warrants were identical in all other respects (other than name and amount) to the Form of Note and Form of Warrant attached as exhibits hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMATHENE, INC. (Registrant)

Date: August 3, 2009	By:	/s/ David P. Wright
David P. Wright
Chief Executive Officer